Exhibit 99.1

SINCLAIR TRANSPORTATION COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

C O N T E N T S

KPMG LLP

Suite 1500

15 W. South Temple

Salt Lake City, UT 84101

Independent Auditors’ Report

Stockholders and Board of Directors

Sinclair Transportation Company:

Opinion

We have audited the consolidated financial statements of Sinclair Transportation Company and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, based on our audits and the report of the other auditors, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

We did not audit the financial statements of certain investments in affiliates, which statements reflect investment in affiliate balances of $82,622 and $167,414 as of December 31, 2021 and 2020, respectively and equity in (loss) income of affiliates of $(3,346) and $2,928 for the years ended December 31, 2021 and 2020, respectively. Those statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to those investments in affiliates, is based solely on the reports of the other auditors.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 1 to the consolidated financial statements, which describes the Company’s basis of presentation used in preparing the consolidated financial statements. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Salt Lake City, Utah

February 15, 2022

Sinclair Transportation Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$111	$547
Trade and other accounts receivable	1,649	1,261
Related party receivable	87,972	36,354
Inventories	111	595
Prepaid expenses and other assets	375	782

Total current assets	90,218	39,539

Other Assets:
Investment in affiliates	194,629	196,767
Other noncurrent assets	40	1,270

Total other assets	194,669	198,037

Property, plant and equipment, at cost	266,904	264,763
Less accumulated depreciation	(120,841)	(113,666)

Property, plant and equipment (net)	146,063	151,097

Total Assets	$430,950	$388,673

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$5,989	$3,141

Total current liabilities	5,989	3,141

Long Term Liabilities
Other long term liabilities	454	393

Total long term liabilities	454	393

Total Liabilities	6,443	3,534

Stockholder’s Equity
Common Stock, $1 par value; authorized 1,000 shares; issued and outstanding 1,000 shares at 2021 and 2020	1	1
Retained earnings	424,506	385,138

Total Stockholder’s equity	424,507	385,139

Total Liabilities and Stockholder’s Equity	$430,950	$388,673

See accompanying notes to these consolidated financial statements

Sinclair Transportation Company and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands)

	Year ended
	December 31,
	2021	2020
Revenues and Other Income:
Sales and operating revenues	$5,579	$7,727
Sales to related parties	65,041	51,787
Other (loss) income, net	(254)	178
Equity in income of affiliates	12,700	14,529

Total revenues and other income	83,066	74,221

Costs and Expenses:
Cost of sales	32,475	29,692
Administrative, general and selling	1,640	1,347
Depreciation	9,583	9,574

Total costs and expenses	43,698	40,613

Net Income	$39,368	$33,608

See accompanying notes to these consolidated financial statements

Sinclair Transportation Company and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(Dollars in thousands, except share data)

	Shares Outstanding	Common Stock	Retained Earnings	Total Stockholder’s Equity
Balance at December 31, 2019	1,000	$1	$352,069	$352,070
Dividends			(539)	(539)
Net Income			33,608	33,608

Balance at December 31, 2020	1,000	1	385,138	385,139
Net Income			39,368	39,368

Balance at December 31, 2021	1,000	$1	$424,506	$424,507

See accompanying notes to these consolidated financial statements

Sinclair Transportation Company and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$39,368	$33,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,583	9,574
Earnings of equity method investments, inclusive of distributions	3,346	4,684
Loss on sale of property, plant and equipment	20	450
Changes in assets and liabilities:
Trade and other accounts receivable	(388)	2,810
Inventories	484	40
Prepaid expenses and other assets	407	(9)
Other noncurrent assets	1,230	(53)
Accounts payable and accrued liabilities	2,409	(459)
Other long term liabilites	61	(168)

Net cash provided by operating activities	56,520	50,477

Cash Flows From Investing Activities:
Proceeds from sale of investments	—	2,478
Distributions from affiliates	5,302	3,902
Investment in affiliates	(6,510)	(24,412)
Purchase of property, plant and equipment	(4,133)	(9,021)
Proceeds from sale of property, plant and equipment	3	7
Advances from cash management arrangement with related party, net	(51,618)	(27,219)

Net cash used in investing activities	(56,956)	(54,265)

Cash Flows From Financing Activities:
Dividends	—	(539)

Net cash used in financing activities	—	(539)

Decrease in Cash and cash equivalents	(436)	(4,327)

Cash and cash equivalents, Beginning of Year	547	4,874

Cash and cash equivalents, End of Year	$111	$547

Supplemental Disclosures of Cash Flow Information

Supplemental Disclosures of Non-Cash Investing Activities:
Purchases of property, plant, and equipment included in accounts payable	$553	$114
Transfer of PP&E to affiliate through related party receivable	$—	$2,958

See accompanying notes to these consolidated financial statements

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

1.	The Company, Basis of Presentation, and Summary of Significant Accounting Policies

The Company

Sinclair Transportation Company and its wholly owned subsidiaries, which include Sinclair Logistics LLC, Sinclair Terminals, Sinclair Pipelines and Sinclair Pipeline Company LLC (collectively the “Company”), owns and operates various pipelines, and terminals and consolidates its financial statements. The Company is wholly owned by The Sinclair Companies (“Parent”).

The Company owns and operates various pipelines, and terminals.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles from the consolidated financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company. These consolidated financial statements have been prepared to demonstrate the Company’s consolidated historical financial positions results of operations, and cash flows. All intercompany balances and transactions within the Company’s consolidated financial statements have been eliminated.

The consolidated financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. The consolidated financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on estimated hours incurred for the respective entities. These allocated costs are primarily related to corporate administrative expenses, employee related costs for corporate and shared employees. Nevertheless, the consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the consolidated results of operations, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the consolidated historical results of operations, financial position and cash flow. Consequently, future results of operations should the Company operate separately from the Parent will include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the consolidated financial statements for the periods presented are not indicative of the Company’s future results of operations, financial position and cash flow.

Related Party Transactions

The Company has a financing and cash management arrangement for all periods presented with Sinclair Finance Company, a wholly owned subsidiary of the Parent. Under this financing and cash management arrangement the Company delivers available cash, borrows, and makes repayments with Sinclair Finance Company throughout the year in the normal course of business. Funds on deposit with Sinclair Finance Company earn an adjusted money market rate and borrowed funds bear interest at one-month LIBOR plus 1.75%. Outstanding balances are due on demand. As of December 31, 2021 and 2020, the outstanding balances are presented on the consolidated balance sheets as a related party receivable of $87,972 and $36,354, respectively.

In the normal course of business, the Company provides terminal and transportation of petroleum products to affiliates of the Parent. For the years ending December 31, 2021 and 2020, the Company has sales to these affiliates in the amount of $65,041 and $51,787, respectively. In addition, the Company has recognized expenses related to services provided by the Parent and relate to administrative, accounting, legal, human resources and information technology support of $951 and $809 for the years ending December 31, 2021 and 2020, respectively.

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

The Company has no long-term debt under credit agreements to which it is the legal obligor. However, the Company is a guarantor to the Parent’s $750,000 line of credit which had no outstanding balance as of December 31, 2021 and 2020. The Company’s accounts receivable and inventories are subject to the Parent’s line of credit collateral. The Parent’s line of credit contains covenants that include a minimum debt service coverage ratio, maximum leverage ratio and minimum current ratio. The line of credit matures in July 2023. If a change in control were to occur, the Company would no longer have access to the Parent’s line of credit.

A summary of the significant accounting policies of the Company follows.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Actual results may differ from such estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

Accounts Receivable

Accounts receivable consists of amounts due from customers who utilize the pipelines and terminals for transfer of petroleum products throughout the Mid-West and Rocky Mountain regions as well as other receivables. Credit is extended based on the Company’s evaluation of the customer’s financial condition and in certain circumstances, collateral, such as a letter of credit, cash deposits or guarantee is required.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company has categorized its financial assets and liabilities based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets recorded on the balance sheets are categorized based on the lowest level of inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access.

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 assets include the quoted prices for similar assets in active markets; quoted prices for identical or similar assets in non-active markets; pricing models whose inputs are observable for substantially the full term of the asset; and pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

A review of fair value hierarchy classifications is conducted on an annual basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities, there were no changes in classification in the current or prior year.

The Company’s assessment of the significance of a particular input to fair value requires judgment and may affect the fair value of assets and their placement within the fair value hierarchy.

Inventories

Inventories are determined by the weighted average method and are valued at the lower of cost or net realizable value.

Investment in Affiliates

The Company has investments in three pipelines, over which it has significant influence but not a controlling financial interest. Pioneer Pipeline, with a 49% ownership and UNEV Pipeline, with a 25% ownership are accounted for by the equity method. In 2019, the Company obtained a 32.5% ownership in Saddle Butte Pipeline and invested $6,510 and $24,412, in 2021 and 2020, respectively, which is accounted for by the equity method. The Company recorded $12,700 and $14,529 of equity income from these companies in 2021 and 2020, respectively.

Summary financial information for the investee companies is presented below:

	December 31,
	2021	2020
Balance Sheets
Current assets	$43,203	$38,160
Property, plant and equipment (net)	593,311	602,472
Other assets	86	156

Total assets	$636,600	$640,788

Current liabilities	$9,216	$5,592
Noncurrent liabilities	11,379	12,858

Total liabilities	20,595	18,450
Stockholders’ equity	616,005	622,338

Total liabilities and stockholders’ equity	$636,600	$640,788

	Year ended December 31,
	2021	2020
Results of operations:
Sales	$567,324	$298,319
Operating income	37,523	37,288
Net income	31,665	37,647

The Company has a difference of $7,301 and $7,548 as of December 31, 2021 and 2020, respectively related to its investment in UNEV when compared to its proportional interest in the underlying carrying value of UNEV. The Company amortizes this basis difference on a straight-line basis over 40 years. The Company has recorded a reduction to Equity in income of the affiliates of $247 for the years ended December 31, 2021 and 2020, respectively.

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Property, Plant and Equipment

Depreciation is provided on the straight-line method for property, plant and equipment. Maintenance and repairs are expensed as incurred and substantial improvements that extend the life of the asset are capitalized.

The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the undiscounted future cash flow of an asset group to be held and used in operations is less than the carrying value, an impairment loss is recognized for the excess, if any, of the property’s net book value over its estimated fair value.

Revenue Recognition

Company revenues are recognized as customer petroleum products are shipped through our pipelines and terminals. Revenue is recognized related to services provided to Sinclair Oil Corporation and affiliates of The Sinclair Companies which is presented in the Sales to related parties caption. Additionally, pipeline transportation and terminal storage services are also provided to unrelated third parties which is presented in the Sales and operating revenues caption.

Revenue recognized for services provided to related parties are satisfied over time as the transportation and terminal storage services are fulfilled, at the contractual agreed upon pricing. Consideration associated with these services are settled through the Company’s financing and cash management arrangement. Arrangements with related parties do not include minimum contractual commitments.

Revenue recognized for services provided to unrelated third parties are satisfied over time as the transportation and terminal storage services are fulfilled, at the contractual agreed upon pricing. Payment is typically due in full within ten to thirty days.The Company contracts with customers state the terms of the sale, including the description of the services and the associated agreed upon pricing. The Company’s contracts do not include terms which include returns, refunds, or other similar terms. As of December 31, 2021 and 2020, the receivables for revenue from unrelated third party customers was $1,022 and $851, respectively.

We have elected to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer.

Other Income

Other income includes net gains and losses on investments, interest income and expense from related parties and gains and losses from sales of property, plant and equipment and other assets, unless otherwise identified on the consolidated statements of income.

Income Taxes

The Company consists of wholly owned subsidiaries of the Parent. These subsidiaries are disregarded entities for income tax purposes. Income and loss flows directly to the Parent’s income tax return. The Parent has elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, taxable income (loss) for federal income tax purposes, as well as for certain states, flows directly to the Parent’s stockholders.

The Parent evaluates the Company’s tax positions taken in the course of the preparation of the Parent’s tax return to determine whether the tax positions will “more likely than not” be sustained by the applicable tax authority.The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain tax positions. The Parent is subject to tax examination for each of its open tax years, which extend back to 2018.

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

2.	Fair Value Measurements

As of December 31, 2021 and 2020 the Company had fair value hierarchy of money market funds at fair market value recorded in Cash of $64 and $491, respectively. These assets are considered level 1 fair value assets.

3.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,		Depreciable Lives (Years)
	2021	2020
Equipment and furnishings	$64,489	$55,834	5-15
Land	2,808	2,848
Marketing and distribution facilities	4,218	4,189	5-30
Petroleum transporting and other vehicles	259	288	5-10
Pipelines and related property	192,079	199,693	5-40
Construction-in-progress	3,051	1,911

	$266,904	$264,763
Less accumulated depreciation	(120,841)	(113,666)

Property, plant and equipment (net)	$146,063	$151,097

4.	Employee Benefit Plans

Defined Contribution Plans

The Parent has defined contribution “401(k)” plans that cover substantially all employees of the Company. Contributions are based on employees’ compensation and the Company partially matches employee contributions. The Company’s contributions to these plans were $853 and $794 for 2021 and 2020, respectively.

Current and Postretirement Medical Plans

The Parent provides health insurance, life insurance and long-term disability insurance coverage through current and postretirement medical plans (the Plan) to current qualified employees as well as certain retirees and other terminated employees of the Parents subsidiaries. The Plan is funded by Parent’s subsidiaries contributions to a trust account. The Parent’s subsidiaries contribute sufficient monies to meet minimum funding requirements and to pay claims. Employees are required to contribute toward certain coverage levels as determined by the Plan. The costs of the postretirement and postemployment benefits are shared by the Parent’s subsidiaries and retirees.

The Plan does not offer new early retirees age 55 to 61 post employment healthcare. Employees with at least 12 years of service may retire at age 62 to 65 and receive a cash payment equal to 50% of the Company’s full premium related to the actual employees’ historical coverage since age 60 (last 36 months) prorated to age 65. The Plan offers retirees age 65 or older the Medicare Supplement Plan for a maximum benefit of $10 per covered person.

Sinclair Transportation Company and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

(Dollars in Thousands)

Sinclair Services Company, a subsidiary of the Parent, is the sponsor of the plan, The Company has contributed $2,755 and $1,966 to the plan for the years ended December 31, 2021 and 2020, respectively.

5.	Commitments and Contingent Liabilities

Lease Commitments

As of December 31, 2021, the minimum future rental commitments on non-cancelable leases with a term in excess of one year are as follows:

Year Ending December 31,
2022	$34
2023	34
2024	34
2025	9
2026	—
Thereafter	—

$111

The Company recorded $396 and $329 of operating lease expense in 2021 and 2020, respectively, in cost of sales.

Environmental Issues

Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the Company’s commitment to a formal plan of action. The environmental reserves are recorded in Accounts payable and accrued liabilities for the current portion of $256 and $271, for 2021 and 2020, respectively, and Other long-term liabilities for the long-term portion of $454 and $393, for 2021 and 2020, respectively.

No obligations to retire petroleum pipeline and terminals long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated retirement obligation. The Company performs periodic reviews of such assets for any changes in facts and circumstances that might require recognition of a retirement obligation. If the settlement dates become determinable, the associated retirement obligation could be material to the financial statements.

Commitments

The Company has a 10-year financial commitment, which began March 2012 with UNEV Pipeline, LLC, a pipeline affiliate, for pipeline capacity for a minimum of $7,400 annually.

Litigation

The Company is involved in certain litigation related to its business activities. Management does not believe that it is reasonably possible the resolution of these matters will have a material adverse effect on the Company’s financial position or results of operations.

6.	Subsequent events

Subsequent events were evaluated through February 15, 2022, the date the financial statements were available to be issued.